UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2014

BRICK TOP PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Florida	333-176093	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Glades Road, Ste. 500, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 826-9307

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 27, 2014, Brick Top Productions, Inc. (the “Company”) announced that its majority owned subsidiary has entered into an agreement with Rich Christensen, the creator, producer and host of a number of successful car racing television shows, to serve as the production partner on certain projects Mr. Christensen presently has under development.  A press release with respect to the foregoing is attached as an exhibit hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

99.1	Press Release dated February 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 3, 2014

Brick Top Productions, Inc.

By:     /s/ Alexander Bafer

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 27, 2014.

High Five Entertainment, a Brick Top Productions (OTCBB: BTOP) Company, to Produce Popular Rich Christensen-Developed TV & Internet Projects

 Previous Projects Include Car Racing TV Shows PINKS, PINKS: ALL OUT, and PASS TIME

Boca Raton, Florida — February 27, 2014 – Brick Top Productions, Inc. (OTCBB: BTOP; “Brick Top” or the “Company”), announced today that through its majority owned subsidiary, High Five Entertainment (“HFE”), it will be collaborating with television maverick, Rich Christensen, the creator, producer and host of several successful car racing television show franchises, to exclusively produce the television and internet show projects that he is presently developing.

Mr. Christensen is the creator, executive producer and host of the highly successful and extremely popular racing television show franchises, ‘PINKS’ and ‘PINKS: ALL OUT’, ranked number two and three on the Fox-owned SPEED Channel, which was rebranded in August 2013 as the general-interest sports network Fox Sports 1.  Mr. Christensen was also the creator of the popular game show ‘PASS TIME’. Originally produced by HFE, PASS TIME had a historic 150+ episode run on the SPEED Channel. With this collaboration, HFE has the opportunity to again be named the exclusive production company of record for the PASS TIME game show series once the formal rights negotiations between Mr. Christensen and Fox Sports have been concluded.

Martin Fischer, President of High Five Entertainment, who has had a long-time relationship with Mr.  Christensen, commented, “We absolutely love working with Rich. He is truly an original in a marketplace that can at times be very conventional. And like us, outside of the box is where he feels most at home. We look forward to this marking the beginning of a very long and fruitful collaboration and to continuing our work with Rich’s popular PASS TIME series.”

“I’m thrilled to hand over the reins to my projects to Martin and his team at High Five Entertainment,” stated Mr. Christensen. “Having worked with them successfully on PASS TIME, I’ve seen them bring my project ideas, as well as those of others, to life with amazing creativity and tremendous production value. They are the perfect production partner for my shows and will be instrumental in getting my projects to a level of production excellence that both of our teams are known for delivering.”

Under specific terms of the agreement, HFE will produce Mr. Christensen’s current development stage projects for an initial period of three months, within project budgets mutually developed by Mr. Christensen and HFE. During the term, Brick Top will provide monthly development financing, some of which will be recouped within each project budget. The agreement is effective February 20, 2014, and is renewable for additional 3 month terms upon the mutual agreement of Mr. Christensen and HFE.

About Brick Top Productions, Inc.

Brick Top Productions, Inc. (OTCBB: BTOP) is focused on the acquisition and financing of recognized, profitable, synergistic entertainment production companies, as well as the financing, production, and distribution of theatrical films and television shows within domestic and international markets. Brick Top’s majority owned subsidiary, High Five Entertainment, is an internationally recognized, Emmy Award-winning entertainment production company with a rich 30 year history. Based in Nashville, Tennessee, High Five specializes in the development and presentation of quality television programming including music series, specials, unscripted television, live events and award shows.  High Five is a leader in delivering world-class entertainment properties. Brick Top’s majority owned subsidiary, York Productions, owns and is marketing the rights to the television pilot "Nick the Doorman," an urban dramatic comedy centered on the life experiences of a doorman and his friends who work at a historic and upscale Central Park south hotel. Nick the Doorman was written and directed by Emmy-nominated actor, Nicholas Turturro, who also starred in the pilot. Brick Top and its businesses pursue growth through strategic financing and synergistic partnerships in an effort to become the “ultimate and trusted provider of top-notch, award-winning, world-class entertainment”.

For more information on the Brick Top and its subsidiaries, please visit www.bricktopproductions.com and www.highfiveentertainment.com. Brick Top’s most recent regulatory filings and financial information can be found on the Securities and Exchange Commission’s website at www.sec.gov.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. These forward looking statements relate to, amongst other things, current expectation of the business environment in which the company operates, potential future performance, projections of future performance and the perceived opportunities in the market. The company's actual performance, results and achievements may differ materially from the expressed or implied in such forward-looking statements as a result of a wide range of factors.

Contact:
Alexander Bafer, CEO

abafer@bricktopproductions.com

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